UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):	January 19, 2006

MERIDIAN BIOSCIENCE, INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-14902	31-0888197
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

         (a)    On January 19, 2006, the Board of Directors amended the 2004 Equity Compensation Plan, as Amended and Restated November 9, 2005, to revise the vesting schedule of options awarded to non-employee directors. Specifically, the amendment provides that options granted to non-employee directors shall vest at the rate of 25% of the option shares in each three month period commencing with the grant of options and that the options granted to directors not be subject to termination other than upon expiration of their ten-year terms. The above description of the amendment to the 2004 Plan is qualified in its entirety to Exhibit 10.1 filed herewith and incorporated herein by reference.

         (b)    On January 19, 2006, the Board also amended the 2006 Officer Compensation Plan to allow officers to defer payment of bonuses awarded pursuant to the 2006 Plan to January 15, 2007. The above description of the amendment to the 2006 Plan is qualified in its entirety to the 2006 Officer Compensation Plan, as Amended and Restated January 19, 2006, filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 2.02.    Results of Operations and Financial Condition.

        On January 19, 2006, the Registrant issued a press release announcing its financial results for the fiscal quarter ended December 31, 2005. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Meridian Bioscience, Inc. Fiscal 2004 Equity Compensation Plan, as Amended and Restated through January 19, 2006.
10.2	Meridian Bioscience, Inc. 2006 Officer Compensation Plan as Amended and Restated January 19, 2006.
99	Press Release dated January 19, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2006	MERIDIAN BIOSCIENCE, INC. BY: /s/ Melissa Lueke —————————————— Melissa Lueke Vice President and Chief Financial Officer (Principal Accounting Officer)